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                                                                     Exhibit 5.1






                               September 25, 1997


Medstone International, Inc.
100 Columbia, Suite 100
Aliso Viejo, CA 92656-4114

                           Medstone International, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         In connection with your registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Common Stock of Medstone International, Inc., a Delaware corporation (the `Company"), under the Company's Registration Statement on Form S-8, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Company's 1997 Stock Incentive Plan and in accordance with such Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                Very truly yours,



                                                Call, Clayton & Jensen.
                                                A Professional Corporation

jej


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